Exhibit 99.1

News Release	Devon Energy Corporation
20 North Broadway
Oklahoma City, OK 73102-8260

Investor Contact	Zack Hager	405 552 4526
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY EARNS $499 MILLION ON INCREASED THIRD-QUARTER OIL AND GAS PRODUCTION AND LOWER COSTS
OKLAHOMA CITY – November 4, 2009 – Devon Energy Corporation (NYSE:DVN) today reported net earnings of $499 million for the quarter ended September 30, 2009, or $1.13 per common share ($1.12 per diluted common share). For the quarter ended September 30, 2008, Devon reported net earnings of $2.6 billion, or $5.93 per common share ($5.88 per diluted common share).
Production of oil, natural gas and natural gas liquids increased six percent to 61.9 million oil-equivalent barrels (Boe) in the third quarter of 2009. Costs in nearly every expense category were lower in the third quarter of 2009 compared with the same period in the previous year. Strong production growth and lower overall costs were more than offset by significantly lower product prices.
For the nine months ended September 30, 2009, Devon reported a net loss of $3.1 billion, or $7.09 per common share ($7.09 per diluted common share). A $4.2 billion non-cash, after-tax reduction in the carrying value of oil and gas properties in the first quarter of 2009 drove the year-to-date loss. For the nine months ended September 30, 2008, the company reported net earnings of $4.7 billion, or $10.50 per common share ($10.40 per diluted common share).
“Year to date, Devon increased oil and gas production eight percent compared with 2008,” commented President John Richels. “The performance of the company’s oil and gas properties has continued to exceed our expectations throughout 2009.”
Minimal Impact from Items Not Estimated by Analysts
Devon’s third-quarter 2009 financial results were increased slightly by the net effects of items securities analysts typically exclude from their published estimates. Excluding the adjusting items, Devon earned $491 million or $1.10 per diluted common share in the third quarter of 2009. The adjusting items are discussed in more detail later in this news release.
Companywide Production Increased
Combined oil, gas and natural gas liquids production averaged 673 thousand Boe per day in the third quarter of 2009. This is the highest third-quarter production in Devon’s history and a six percent increase compared with the third quarter of 2008.
Each of Devon’s operating segments contributed to the production growth. Growth in oil and natural gas liquids production in the United States was greater than the decline in natural gas volumes. The continuing ramp up of volumes at the Jackfish oil sands project led Canadian oil production growth. Canadian natural gas production also increased, principally due to lower government royalties. Canadian royalties are calculated on a sliding scale. Therefore, at lower product prices, a producer’s share of Canadian gas production increases.

Sequentially, average daily oil and gas production in the third quarter decreased six percent when compared with 719 thousand Boe per day produced in the second quarter of 2009. The decrease is attributable to voluntary reductions, planned maintenance downtime and natural declines.
Revenues from oil, gas and natural gas liquids sales decreased 54 percent to $1.7 billion in the third quarter of 2009 compared with the third quarter of 2008. Significantly lower product prices more than offset the growth in natural gas and liquids production.
Other income, net of expenses, increased 17 percent to $96 million in the third quarter of 2009. This amount includes an $84 million accrual reversal resulting from a favorable federal court ruling pertaining to royalties in the deepwater Gulf of Mexico. For the third quarter of 2008, other income included $57 million of hurricane damage-related insurance recoveries.
Haynesville Shale Success Leads Operational Highlights
Devon drilled 233 wells in the third quarter of 2009 compared with 636 wells drilled in the third quarter of 2008. In both periods, approximately 97 percent of the wells were successful. In spite of significantly reduced drilling activity in 2009, Devon achieved several notable operational accomplishments in the third quarter:
•	In the third quarter of 2009 Devon commenced completion operations on its first Haynesville Shale well to be drilled in San Augustine County, Texas. The Kardell Gas Unit 1H flowed at an average continuous 24-hour rate of 30.7 million cubic feet of natural gas equivalent per day. Devon operates the well with a 48 percent working interest.
•	The company is currently drilling another well on its east Texas Haynesville Shale acreage. This well is located in Shelby County, northwest of the Kardell well.
•	Also in the third quarter, Devon added two operated drilling rigs at its Cana Woodford Shale play in western Oklahoma. The company commenced production from eight additional Cana wells in the quarter, bringing its net production in the play to 53 million cubic feet of gas equivalent per day.
•	Following scheduled facilities maintenance in the third quarter, Devon has resumed ramping up production from its 100 percent-owned Jackfish oil sands project in Alberta. Currently, Jackfish is producing approximately 31,000 barrels of oil per day and is expected to reach its facilities-design capacity of 35,000 barrels per day by year end.
•	Construction of the second phase of the Jackfish project, Jackfish 2, passed the 50 percent completion milestone in the third quarter. Devon expects Jackfish 2, which is also sized to produce 35,000 barrels per day, to commence steam injection in 2011.
•	Devon completed evaluation of a third phase of the Jackfish project in the third quarter. The company plans to file a regulatory application for Jackfish 3 in 2010. In aggregate, the three phases of Jackfish are expected to produce more than 100,000 barrels of oil per day from approximately 900 million barrels of recoverable resource.
•	In the Gulf of Mexico, Devon has encountered an encouraging oil column in an appraisal well on the Lower Tertiary Kaskida prospect. The company is now evaluating options including a possible side-track of the well. Devon has a 30 percent working interest in Kaskida.
Costs Decline in Most Expense Categories
Devon continued to report favorable cost comparisons in the third quarter of 2009 versus the year-ago quarter. The company reduced lease operating expenses (LOE) 15 percent, to $505 million. Unit LOE decreased by an even greater 19 percent to $8.16 per Boe, reflecting both lower absolute costs and increased production volumes.
Compared with the third quarter of 2008, depreciation, depletion and amortization (DD&A) of oil and gas properties decreased 39 percent to $480 million. Unit DD&A decreased by 42 percent to $7.75 per Boe in the third quarter of 2009.
The company also reduced general and administrative expenses (G&A) in the most recent quarter. G&A decreased by seven percent to $137 million.

Interest expense increased by 30 percent to $90 million compared with the third quarter of 2008. The increase results from a larger debt balance.
Income Taxes Reduced by Adjustments
Third-quarter 2009 income tax expense was reduced by $121 million attributable to four separate adjustments. These tax adjustments are presented in the table below listing the effects of items typically excluded by securities analysts in published estimates.
Maintaining Financial Strength
Cash flow before balance sheet changes reached $1.2 billion in the third quarter of 2009. This cash flow fully funded total capital investments and generated $168 million of free cash flow in the quarter. Devon exited the third quarter with more than $900 million of cash on hand and $1.9 billion of unused credit facilities.
At September 30, 2009, net debt to adjusted capitalization was 31 percent. Reconciliations of cash flow before balance sheet changes, free cash flow, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this news release.
Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the third quarter of 2009 were as follows:
Items affecting continuing operations-
•	A change in the fair value of oil and natural gas derivative instruments decreased third-quarter earnings by $104 million pre-tax ($67 million after tax).
•	A change in the fair value of other financial instruments decreased third-quarter earnings by $9 million pre-tax ($6 million after tax).
•	Income tax accrual adjustments increased third-quarter earnings by $59 million.
•	Income tax benefits related to unsuccessful international drilling increased third-quarter earnings by $22 million.
The following table summarizes the effects of these items on third-quarter earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts (in millions)
Quarter Ended September 30, 2009
Continuing Operations

	Pre-tax				After tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of oil and gas derivative instruments	$(104)	—	(37)	(37)	(67)	—
Change in fair value of other financial instruments	(9)	—	(3)	(3)	(6)	—
Income tax accrual adjustment	—	(9)	(50)	(59)	59	9
Income tax benefits on international drilling	—	(22)	—	(22)	22	22

Totals	$(113)	(31)	(90)	(121)	8	31

In aggregate, these items increased third-quarter 2009 net earnings by $8 million, or two cents per common share (two cents per diluted share). These items and their associated tax effects increased third-quarter 2009 cash flow before balance sheet changes by $31 million.
Conference Call to be Webcast Today
Devon will discuss its third-quarter 2009 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. This release may contain certain terms, such as resource potential, reserve potential, probable reserves, possible reserves and exploration target size. The SEC guidelines strictly prohibit us from including these terms in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, File No. 001-32318, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330.
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION (net of royalties)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	171.7	172.1	535.9	486.9
U.S. Offshore	12.2	12.5	33.5	45.0

Total U.S.	183.9	184.6	569.4	531.9
Canada	58.5	53.8	171.3	158.5
International	0.4	0.5	1.0	1.5

Total Natural Gas	242.8	238.9	741.7	691.9

Oil (MMBbls)
U.S. Onshore	2.8	2.6	8.6	8.3
U.S. Offshore	1.5	1.3	3.8	4.9

Total U.S.	4.3	3.9	12.4	13.2
Canada	5.8	5.5	18.7	15.4
International	3.7	2.7	11.6	10.8

Total Oil	13.8	12.1	42.7	39.4

Natural Gas Liquids (MMBbls)
U.S. Onshore	6.6	5.5	19.2	17.1
U.S. Offshore	0.1	0.1	0.5	0.5

Total U.S.	6.7	5.6	19.7	17.6
Canada	0.9	1.0	2.8	3.0
International	—	—	—	—

Total Natural Gas Liquids	7.6	6.6	22.5	20.6

Oil Equivalent (MMBoe)
U.S. Onshore	37.9	36.8	117.1	106.5
U.S. Offshore	3.7	3.5	9.9	12.9

Total U.S.	41.6	40.3	127.0	119.4
Canada	16.5	15.5	50.1	44.8
International	3.8	2.8	11.8	11.1

Total Oil Equivalent	61.9	58.6	188.9	175.3

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,865.9	1,871.0	1,963.0	1,777.1
U.S. Offshore	133.1	135.9	122.7	164.3

Total U.S.	1,999.0	2,006.9	2,085.7	1,941.4
Canada	635.8	584.9	627.4	578.4
International	4.2	5.6	3.6	5.4

Total Natural Gas	2,639.0	2,597.4	2,716.7	2,525.2

Oil (MBbls)
U.S. Onshore	30.3	28.8	31.8	30.2
U.S. Offshore	16.4	13.8	13.8	17.9

Total U.S.	46.7	42.6	45.6	48.1
Canada	62.8	59.3	68.4	56.3
International	40.9	29.7	42.6	39.6

Total Oil	150.4	131.6	156.6	144.0

Natural Gas Liquids (MBbls)
U.S. Onshore	71.0	59.7	70.2	62.4
U.S. Offshore	1.4	1.1	1.9	1.7

Total U.S.	72.4	60.8	72.1	64.1
Canada	9.9	11.2	10.5	10.9
International	—	—	—	—

Total Natural Gas Liquids	82.3	72.0	82.6	75.0

Oil Equivalent (MBoe)
U.S. Onshore	412.3	400.4	429.1	388.8
U.S. Offshore	40.0	37.6	36.2	46.9

Total U.S.	452.3	438.0	465.3	435.7
Canada	178.7	168.0	183.5	163.6
International	41.6	30.6	43.2	40.5

Total Oil Equivalent	672.6	636.6	692.0	639.8

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
BENCHMARK PRICES
(average prices)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Natural Gas ($/Mcf) – Henry Hub	$3.39	$10.25	$3.93	$9.74
Oil ($/Bbl) – West Texas Intermediate (Cushing)	$68.25	$118.52	$57.09	$113.49

REALIZED PRICES
(excludes the effects of unrealized gains and losses from hedging)
Quarter Ended September 30, 2009

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$64.48	$2.77	$24.49	$21.48
U.S. Offshore	$65.99	$3.49	$28.34	$39.67
Total U.S.	$65.01	$2.82	$24.56	$23.09
Canada	$55.10	$2.91	$33.81	$31.62
International	$65.94	$5.90	$—	$65.42

Realized price without hedges	$61.12	$2.84	$25.67	$27.97
Cash settlements	$—	$0.53	$—	$2.05

Realized price, including cash settlements	$61.12	$3.37	$25.67	$30.02

Quarter Ended September 30, 2008

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$116.26	$8.48	$51.24	$55.65
U.S. Offshore	$123.78	$11.05	$65.35	$87.42
Total U.S.	$118.70	$8.66	$51.50	$58.38
Canada	$92.98	$9.36	$72.19	$70.24
International	$117.97	$10.72	$—	$116.34

Realized price without hedges	$106.95	$8.82	$54.72	$64.29
Cash settlements	$(0.01)	$(1.01)	$—	$(4.10)

Realized price, including cash settlements	$106.94	$7.81	$54.72	$60.19

Nine Months Ended September 30, 2009

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$51.04	$2.99	$20.98	$20.86
U.S. Offshore	$56.19	$4.11	$23.51	$36.64
Total U.S.	$52.60	$3.05	$21.04	$22.09
Canada	$43.42	$3.51	$30.20	$29.94
International	$55.23	$4.65	$—	$54.85

Realized price without hedges	$49.30	$3.16	$22.21	$26.21
Cash settlements	$—	$0.48	$—	$1.90

Realized price, including cash settlements	$49.30	$3.64	$22.21	$28.11

Nine Months Ended September 30, 2008

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$110.07	$8.34	$48.81	$54.51
U.S. Offshore	$115.12	$10.25	$54.80	$81.65
Total U.S.	$111.94	$8.50	$48.96	$57.43
Canada	$87.28	$8.90	$70.00	$66.16
International	$108.73	$9.95	$—	$107.63

Realized price without hedges	$101.42	$8.60	$52.03	$62.84
Cash settlements	$—	$(0.80)	$—	$(3.15)

Realized price, including cash settlements	$101.42	$7.80	$52.03	$59.69

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues

Oil sales	$845	$1,296	$2,107	$4,001
Gas sales	691	2,107	2,344	5,947
NGL sales	195	362	501	1,069
Net gain (loss) on oil and gas derivative financial instruments	23	1,592	190	(411)
Marketing and midstream revenues	344	621	1,074	1,895

Total revenues	2,098	5,978	6,216	12,501

Expenses and other income, net

Lease operating expenses	505	591	1,539	1,634
Production taxes	61	152	150	462
Marketing and midstream operating costs and expenses	244	452	707	1,349
Depreciation, depletion and amortization of oil and gas properties	480	781	1,573	2,280
Depreciation and amortization of non-oil and gas properties	65	67	209	186
Accretion of asset retirement obligations	25	22	73	66
General and administrative expenses	137	146	485	474
Interest expense	90	69	263	261
Change in fair value of other financial instruments	(5)	46	(20)	22
Reduction of carrying value of oil and gas properties	—	—	6,516	—
Other income, net	(96)	(83)	(69)	(121)

Total expenses and other income, net	1,506	2,243	11,426	6,613

Earnings (loss) from continuing operations before income taxes	592	3,735	(5,210)	5,888

Income tax expense (benefit)

Current	102	226	155	743
Deferred	(9)	1,000	(2,203)	1,391

Total income tax expense (benefit)	93	1,226	(2,048)	2,134

Earnings (loss) from continuing operations	499	2,509	(3,162)	3,754

Discontinued operations

Earnings from discontinued operations before income taxes	—	93	16	1,133
Discontinued operations income tax expense (benefit)	—	(16)	—	219

Earnings from discontinued operations	—	109	16	914

Net earnings (loss)	499	2,618	(3,146)	4,668
Preferred stock dividends	—	—	—	5

Net earnings (loss) applicable to common stockholders	$499	$2,618	$(3,146)	$4,663

Basic net earnings (loss) per share
Basic earnings (loss) from continuing operations per share	$1.13	$5.68	$(7.12)	$8.45
Basic earnings from discontinued operations per share	$—	$0.25	$0.03	$2.05

Basic net earnings (loss) per share	$1.13	$5.93	$(7.09)	$10.50

Diluted net earnings (loss) per share
Diluted earnings (loss) from continuing operations per share	$1.12	$5.64	$(7.12)	$8.37
Diluted earnings from discontinued operations per share	$—	$0.24	$0.03	$2.03

Diluted net earnings (loss) per share	$1.12	$5.88	$(7.09)	$10.40

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	September 30,	December 31,
	2009	2008
	(Unaudited)

Assets
Current assets

Cash and cash equivalents	$905	$379
Accounts receivable	1,142	1,412
Income taxes receivable	47	334
Derivative financial instruments, at fair value	131	282
Other current assets	384	277

Total current assets	2,609	2,684

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($4,433 million and $4,551 million excluded from amortization in 2009 and 2008, respectively)	61,375	55,664
Less accumulated depreciation, depletion and amortization	42,503	32,683

Property and equipment, net	18,872	22,981

Goodwill	5,929	5,579
Other long-term assets, including $167 million and $199 million at fair value in 2009 and 2008, respectively	731	664

Total Assets	$28,141	$31,908

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,113	$1,825
Revenues and royalties due to others	368	496
Short-term debt	1,545	180
Current portion of asset retirement obligations, at fair value	108	138
Other current liabilities, including $7 million at fair value in 2009	309	496

Total current liabilities	3,443	3,135

Long-term debt	5,848	5,661
Asset retirement obligations, at fair value	1,511	1,347
Other long-term liabilities	977	1,026
Deferred income taxes	1,709	3,679

Stockholders’ equity

Common stock	44	44
Additional paid-in capital	6,410	6,257
Retained earnings	7,017	10,376
Accumulated other comprehensive income	1,182	383

Total Stockholders’ Equity	14,653	17,060

Total Liabilities and Stockholders’ Equity	$28,141	$31,908

Common Shares Outstanding	444	444

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Nine Months Ended September 30,
	2009	2008

Cash Flows From Operating Activities

Net (loss) earnings	$(3,146)	$4,668
Net loss (earnings) from discontinued operations	(16)	(914)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	1,782	2,466
Deferred income tax (benefit) expense	(2,203)	1,391
Reduction of carrying value of oil and gas properties	6,516	—
Net unrealized loss (gain) on oil and gas derivative financial instruments	169	(140)
Other noncash charges	199	217
Net (increase) decrease in working capital	(1)	339
Decrease (increase) in long-term other assets	20	(61)
(Decrease) increase in long-term other liabilities	(33)	94

Cash provided by operating activities — continuing operations	3,287	8,060
Cash provided by operating activities — discontinued operations	5	121

Net cash provided by operating activities	$3,292	$8,181

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	23	116
Capital expenditures	(4,184)	(6,184)
Purchases of short-term investments	—	(50)
Sales of long-term and short-term investments	6	297

Cash used in investing activities — continuing operations	(4,155)	(5,821)
Cash provided by investing activities — discontinued operations	1	1,859

Net cash used in investing activities	$(4,154)	$(3,962)

Cash Flows From Financing Activities

Proceeds from borrowing of long-term debt, net of issuance costs	1,187	—
Credit facility repayments	—	(3,191)
Credit facility borrowings	—	1,741
Net commercial paper borrowings (repayments)	363	(1,004)
Debt repayments	(1)	(1,031)
Redemption of preferred stock	—	(150)
Proceeds from stock option exercises	19	109
Repurchases of common stock	—	(665)
Dividends paid on common and preferred stock	(213)	(216)
Excess tax benefits related to share-based compensation	6	58

Net cash provided by (used in) financing activities	$1,361	$(4,349)

Effect of exchange rate changes on cash	29	(47)

Net increase (decrease) in cash and cash equivalents	528	(177)
Cash and cash equivalents at beginning of period (including cash related to assets held for sale)	384	1,373

Cash and cash equivalents at end of period (including cash related to assets held for sale)	$912	$1,196

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Exploration Wells Drilled

U.S.	2	4	11	21
Canada	—	18	29	76
International	6	—	7	7

Total	8	22	47	104

Exploration Wells Success Rate

U.S.	50%	75%	73%	71%
Canada	—	94%	100%	95%
International	33%	—	29%	0%

Total	38%	91%	83%	84%

Development Wells Drilled

U.S.	135	430	589	1,207
Canada	87	171	230	430
International	3	13	16	35

Total	225	614	835	1,672

Development Wells Success Rate

U.S.	98%	98%	99%	98%
Canada	100%	98%	99%	99%
International	100%	92%	100%	91%

Total	99%	98%	99%	98%

Total Wells Drilled

U.S.	137	434	600	1,228
Canada	87	189	259	506
International	9	13	23	42

Total	233	636	882	1,776

Total Wells Success Rate

U.S.	97%	97%	98%	98%
Canada	100%	98%	99%	99%
International	56%	92%	78%	76%

Total	97%	97%	98%	97%

	September 30,
	2009	2008

Number of Company Operated Rigs Running

U.S.	22	92
Canada	8	12
International	—	2

Total	30	106

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
CAPITAL EXPENDITURES (in millions)
Quarter Ended September 30, 2009

	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$24	39	7	42	$112
Development	308	163	218	31	720

Exploration and development capital	$332	202	225	73	$832
Capitalized G&A					94
Capitalized interest					21
Discontinued operations					1
Midstream capital					56
Other capital					32

Total Capital Expenditures					$1,036

CAPITAL EXPENDITURES (in millions)
Nine Months Ended September 30, 2009

	U.S. Onshore	U.S. Offshore	Canada	International	Total

Capital Expenditures

Exploration	$74	153	76	151	$454
Development	1,438	401	597	91	2,527

Exploration and development capital	$1,512	554	673	242	$2,981
Capitalized G&A					302
Capitalized interest					67
Discontinued operations					5
Midstream capital					206
Other capital					76

Total Capital Expenditures					$3,637

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information.
Cash flow before balance sheet changes and free cash flow are Non-GAAP financial measures. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Devon believes free cash flow is relevant because it is a measure of cash available to pay dividends, service debt or buyback stock. Cash flow before balance sheet changes and free cash flow are used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net Cash Provided By Operating Activities (GAAP)	$1,215	$2,995	$3,292	$8,181

Changes in assets and liabilities — continuing operations	(13)	(393)	14	(391)
Changes in assets and liabilities — discontinued operations	2	27	(5)	88

Cash flow before balance sheet changes (Non-GAAP)	$1,204	$2,629	$3,301	$7,878

Less:
Capital expenditures	1,036	2,364	3,637	6,351

Free cash flow (Non-GAAP)	$168	$265	$(336)	$1,527

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash and cash equivalents. Devon believes that because cash can be used to repay indebtedness, netting cash and cash equivalents against debt provides a clearer picture of the future demands on cash to repay debt.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	September 30,
	2009	2008

Total debt (GAAP)	$7,393	$4,837
Adjustments:
Cash and cash equivalents	905	1,194

Net Debt (Non-GAAP)	$6,488	$3,643

Total debt	$7,393	$4,837
Stockholders’ equity	14,653	25,290

Total Capitalization (GAAP)	$22,046	$30,127

Net debt	$6,488	$3,643
Stockholders’ equity	14,653	25,290

Adjusted Capitalization (Non-GAAP)	$21,141	$28,933